              As filed with the Securities and Exchange Commission
                               on April 15, 2002.


                                                      Registration No. 333-68988
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 5 TO
                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ETELCHARGE.COM, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

               NEVADA                                   6159                                75-2847699
      (STATE OR JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)                   I.D. NUMBER)

                         1636 N. HAMPTON ROAD, SUITE 270
                               DESOTO, TEXAS 75115
                                 (972) 298-3800
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                         1636 N. HAMPTON ROAD, SUITE 270
                               DESOTO, TEXAS 75115
                   (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR
                      INTENDED PRINCIPAL PLACE OF BUSINESS)

                                 CARL O. SHERMAN
                         1636 N. HAMPTON ROAD, SUITE 270
                               DESOTO, TEXAS 75115
                                 (972) 298-3800
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

                               GARY A. AGRON, ESQ.
                           5445 DTC PARKWAY, SUITE 520
                           GREENWOOD VILLAGE, CO 80111
                           (303) 770-7254 (TELEPHONE)
                              (303) 770-7257 (FAX)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

         If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

================================================================================

                         CALCULATION OF REGISTRATION FEE


                                                                          PROPOSED         PROPOSED
                                                                           MAXIMUM          MAXIMUM          AMOUNT OF
          TITLE OF EACH CLASS OF                     AMOUNT TO         OFFERING PRICE      AGGREGATE       REGISTRATION
        SECURITIES TO BE REGISTERED                BE REGISTERED          PER SHARE     OFFERING PRICE          FEE
        ---------------------------                -------------       --------------   --------------     ------------
Common stock, $.003 par value...............       2,705,000 shares        $2.50          $6,762,500          $1,691(1)

(1) Previously paid.

         This registration statement registers the resale of up to 2,705,000 shares of common stock offered by our selling stockholders comprised of 405,000 shares and 2,300,000 shares underlying stock options. In addition to the number of shares set forth above, the amount to be registered includes any shares of our common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

         The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933. Since there is no current trading market for the common stock, the Proposed Maximum Offering Price is based upon the highest exercise price per share of the common stock to be registered underlying the stock options, which is $2.50 per share.

         We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




SUBJECT TO CHANGE                                           DATED APRIL 15, 2002







                        2,705,000 SHARES OF COMMON STOCK

                              ETELCHARGE.COM, INC.







         This prospectus covers the resale of up to 405,000 shares of our common stock owned by our selling stockholders and 2,300,000 shares of common stock issuable upon exercise of stock options held by our selling stockholders who will offer their shares initially at $2.50 per share and thereafter, if the common stock is quoted on the Nasdaq Over-the-Counter Bulletin Board, at then prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of the 405,000 shares, although we will receive the exercise price of the shares registered which underlie the stock options. Any such proceeds will be used by us for additional working capital. None of the selling stockholders are officers or directors of our company.

         We have applied to list our common stock on the Nasdaq Over-the-Counter Bulletin Board Trading System under the symbol "ETLC."

         Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 4.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.





               The date of this prospectus is ____________, 2002.

                                TABLE OF CONTENTS

About This Prospectus.............................................................................................1
Summary...........................................................................................................1
Risk Factors......................................................................................................4
Capitalization....................................................................................................7
Selected Financial Data...........................................................................................8
Plan of Operation.................................................................................................9
Business.........................................................................................................10
Management.......................................................................................................13
Security Ownership of Executive Officers, Directors and
    Beneficial Owners of Greater Than 5% of Our Common Stock.....................................................15
Selling Stockholders.............................................................................................16
Related Party and Other Material Transactions....................................................................17
Description of Securities........................................................................................18
Shares Eligible For Future Sale..................................................................................19
Experts..........................................................................................................20
Legal Matters....................................................................................................20
Financial Statements............................................................................................F-1

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to our common stock offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to eTELCHARGE.com, Inc., and our common stock offered hereby, reference is made to the registration statement and the exhibits filed as part of the registration statement. We are required to file periodic reports with the Securities and Exchange Commission, including quarterly reports, annual reports which include our audited financial statements and proxy statements. The registration statement, including exhibits thereto, and all of our periodic reports may be inspected without charge at the Securities and Exchange Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, after payment of fees prescribed by the Securities and Exchange Commission. You may obtain additional information regarding the operation of the Public Reference Section by calling the Securities and Exchange Commission at 1-800-SEC- 0330. The Securities and Exchange Commission also maintains a World Wide Web site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address: http://www.sec.gov.

                              ABOUT THIS PROSPECTUS

         You should rely only on the information contained in this prospectus as we have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted.

                                     SUMMARY

         This summary highlights material information regarding our company and the offering contained in this prospectus. You should read the entire prospectus carefully, including the financial information and related notes, before making an investment decision.

BUSINESS.

         We are a development stage company and have not generated any revenue. We were organized in June 1999 to provide customers of online merchants with the ability to charge their Internet purchases to their local telephone bill, rather than to a credit card. Generally, our users do not have a credit card or are reluctant to use a credit card online due to security and privacy concerns. We enable these charge transactions through a 900 number billing arrangement with AT&T and the customer's local service provider. Our billing arrangement with AT&T is available to our customers throughout the United States, except in those western states for which Qwest provides the local service, because Qwest does not provide local billing services for any 900 numbers.

         Internet merchants that offer our telephone billing option include our brand icon with the icons of credit card companies on the check out or pay page of their Web site. Customers who wish to charge their purchase to their telephone bill simply click on our icon and the billing information is communicated through AT&T to the local telephone service provider, using AT&T's 900 billing system. The charge then appears on the customer's next monthly telephone bill.

HISTORY.

         We were incorporated in Nevada in June 1999 in order to conduct the business described in the prospectus. Our offices are located at 1636 N. Hampton Road, Suite 270, DeSoto, Texas 75115 and our telephone number is (972) 298-3800. Our Web site is located at www.etelcharge.com. Information on the Web site is not a part of this prospectus.

PLAN OF DISTRIBUTION.

         The shares covered by this prospectus will be offered by the selling stockholders from time to time in open market transactions at prevailing market prices. We will not receive any of the proceeds from these sales, although we will receive the exercise price of the shares registered which underlie the stock options. Any such proceeds will be used by us for additional working capital.

THE OFFERING.

Common stock outstanding:............................             11,267,561 shares of common stock as of
                                                                  December 31, 2001.

Securities offered by the selling stockholders:......             405,000 shares of common stock and 2,300,000
                                                                  shares underlying common stock options.

Proposed Bulletin Board symbol:......................             "ETLC"

         In addition to the 11,267,561 shares outstanding, we have reserved 2,300,000 shares for issuance under outstanding common stock options.

DESCRIPTION OF SELLING STOCKHOLDERS.

         Through this prospectus, we are registering the resale of up to 405,000 shares of our common stock held by nine selling stockholders and 2,300,000 shares issuable upon exercise of outstanding common stock options held by two selling stockholders. None of our selling stockholders are officers or directors.

FORWARD-LOOKING STATEMENTS.

         This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us which are discussed in the Risk Factors section below as well as throughout this prospectus. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                             SUMMARY FINANCIAL DATA

         The following summary financial data should be read in conjunction with our "Plan of Operation" and our financial statements and related notes included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:



                                          YEAR ENDED          YEAR ENDED
                                      DECEMBER 31, 2001   DECEMBER 31, 2000
                                      -----------------   -----------------

Revenue...............................  $         -0-       $        -0-
General and administrative expenses...  $   1,446,471       $  1,006,187
Net loss..............................  $   1,441,823       $  1,004,707
Net loss per share....................  $        0.13       $       0.11
Weighted average number of shares
   of common stock outstanding........     10,809,992          9,168,149

BALANCE SHEET DATA:


                                                DECEMBER 31, 2001
                                                -----------------

Total assets....................................     $  49,654
Total liabilities...............................     $ 240,607
Stockholders' deficit...........................     $ 190,953

                                  RISK FACTORS

         The shares of common stock offered by this prospectus involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our company, our business prospects and an investment in our shares of common stock.


OUR LIMITED OPERATING HISTORY AND LACK OF ANY REVENUE MAKES AN INVESTMENT IN OUR COMMON STOCK EXTREMELY RISKY.

         Our limited operating history, lack of any revenue coupled with the uncertainty of the Internet market in which we operate our business make an investment in our common stock extremely risky and make any prediction of our future results of operations difficult or impossible.

WE EXPECT TO INCREASE OUR OPERATING EXPENSES WHICH WILL CAUSE ADDITIONAL FUTURE LOSSES.

         We expect to increase considerably our operating expenses in the future, particularly expenses to market telephone billing service to online merchants. We do not expect that our revenue will cover these expenses. As a result, we expect to continue to incur significant losses which will require us to seek additional funding.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL IN THE NEXT SIX TO NINE MONTHS IN ORDER TO CONTINUE OUR OPERATIONS, BUT RAISING ADDITIONAL CAPITAL COULD DILUTE OUR STOCKHOLDERS.

         We will need to raise additional capital to continue our operations. We cannot assure that we will be able to raise additional capital and we do not know what the terms of any such capital raising would be. Any future sale of our equity securities would dilute the ownership and control of our stockholders and could be at prices substantially below the offering price. Our inability to raise capital within the next six to nine months could require us to significantly curtail or discontinue our operations.

         We have not generated any revenue since beginning operations on June 7, 1999 and have an accumulated deficit from losses totaling $2,472,931 from that date through December 31, 2001. We cannot assure you that we will ever achieve broad market acceptance, profitability or positive operating cash flow.

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS INDICATING THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE CAN REMAIN IN BUSINESS.

         In their audit report dated March 7, 2002 our auditors indicated that there was substantial doubt as to our ability to continue as a going concern due to our lack of revenue, the fact that our liabilities exceed our assets, that some of our obligations are past due and that we do not have sufficient funds to execute our business plan such that our ability to continue as a going concern is dependent upon our obtaining additional financing for our operations or reaching profitability. We cannot assure that we will be able to do either and if we are unable to do so we may not be able to remain in business.

AT&T WILL TERMINATE OUR 900 BILLING SERVICE AGREEMENT IN JANUARY 2003 WHICH WILL REQUIRE US TO SELECT A NEW BILLING SERVICE PROVIDER.

         Currently, AT&T provides its 900 billing service to us, which is the basis upon which we offer telephone billing service to merchants and their customers. AT&T has advised us that it intends to terminate all of its 900 billing services in January 2003. Accordingly, it will be necessary for us to select another billing service provider by that time. AT&T and other billing service providers require the bills themselves to be sent to the customer by his local telephone service provider. Should the local telephone companies decide, as Qwest has done, not to bill its customers for 900 services, we would be unable to continue in the telephone billing service business. We believe there are a number of other billing service providers available to us.

CUSTOMER DEFAULTS AND REFUSALS TO PAY COULD MATERIALLY REDUCE OUR REVENUE.

         Our merchants and we are paid for products purchased from the merchants and charged to their customers' telephone bills before the customer pays the telephone bill. However, if the customer defaults or refuses to pay for the product or service, our merchants and we are charged back for the purchase, thereby reducing our revenue. We intend to reserve 3% of gross revenue to cover customer defaults and refusals to pay which is a slightly higher reserve than that of our competitors. Nevertheless, the actual defaults and refusals could be substantially greater. Moreover, defaults and refusals to pay could cause us to lose merchants, thereby further reducing our revenue.

WE WOULD BE UNABLE TO CONTINUE IN BUSINESS IF THE LOCAL TELEPHONE COMPANIES ELECTED NOT TO INCLUDE OUR PRODUCTS AND SERVICE CHARGES IN THEIR CUSTOMERS' TELEPHONE BILLS.

         Our ability to offer telephone billing services to merchants and their customers is wholly dependent upon the continued practice by the local telephone companies of including 900 number charges on their telephone bills. All billings for 900 number purchases of goods or services are billed by the local telephone companies through an agreement with AT&T's 900 billing service. The local telephone companies can cancel their billing agreement with AT&T at any time. If the local telephone companies elect not to bill for 900 number charges, we would be unable to continue in the telephone billing service business.

WE MAY BE UNABLE TO CONVINCE MERCHANTS TO USE OUR BILLING SERVICE, IN WHICH EVENT WE WILL BE UNABLE TO CONTINUE OUR BUSINESS.


         If we are unable to convince merchants to include our billing service as a payment option on their Web sites, we will be unable to generate any or sufficient revenue to remain in business. Our billing charges to merchants exceed by up to 40% what they currently pay for similar charges through credit card companies, although many potential customers do not have credit cards and therefore could not charge the merchants' goods or services to a credit card. We also charge the customer a fee of 10% of the purchase price of the goods or services. If we are unable to attract merchants interested in adding telephone charge services for customers, we would be unable to continue in this business.

WE MAY BE LIABLE FOR CUSTOMER OR REGULATORY CLAIMS AGAINST MERCHANTS.

         Even though we only provide a billing service for customers to charge goods and services purchased from merchants online to their telephone bills, if customers or governmental regulatory agencies assert civil claims against merchants for product defects, injuries caused by the products, false or misleading advertising claims, or any other reason, we may be joined as a defendant in such civil claims. In this event, the costs of defending these civil claims and the costs of any judgment against us could significantly harm our business.

COMPETITION FROM CREDIT CARD COMPANIES AND OTHER COMPANIES THAT OFFER TELEPHONE BILLING COULD REDUCE OUR REVENUE.

         We compete with a handful of multinational credit card companies, all of which are larger than we, as a charge option to customers electing to charge on the merchant's Web site. In soliciting merchants, we are disadvantaged by the fact that we charge the merchant more than the credit card companies would for the same transaction and we also charge the merchants' customers a separate charge fee. These credit card companies have substantially greater financial resources and marketing budgets than we.

         We also compete with three other 900 billing services, eCharge, iBill and Secure Bill, all of which are larger than we and offer customers similar opportunities to charge to their telephone bills online, through arrangements with AT&T's 900 billing service.

WE DEPEND ON THE CONTINUED SERVICES OF OUR CHIEF EXECUTIVE OFFICER AND CHIEF TECHNOLOGY OFFICER AND WOULD BE ADVERSELY AFFECTED BY THE LOSS OF THEIR SERVICES BECAUSE OF THE LIMITED NUMBER OF QUALIFIED PEOPLE IN OUR INDUSTRY.

         Competition for qualified employees in the Internet services industry is intense and there are a limited number of people with experience in the industry. We rely heavily upon the services of our Chief Executive Officer and Chief Technology Officer. We do not have an employment agreement with our Chief Technology Officer and the employment agreement with our Chief Executive Officer can be cancelled by him on two weeks notice. The loss of the services of either individual would have a material adverse effect on our business, operating results and financial condition.

WE DO NOT HAVE ANY PATENT OR INTELLECTUAL PROPERTY PROTECTION FOR OUR 900 BILLING PROCESS.

         We do not have any patent or intellectual property protection for our 900 billing process. Accordingly, our competitors may develop similar billing processes, in which event our ability to compete and our sales could be adversely affected.

FAILURE TO INCREASE OUR BRAND AWARENESS WILL SIGNIFICANTLY REDUCE OUR SALES.

         Due in part to the emerging nature of the markets for customer Web sites and the substantial resources available to many of our competitors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the eTELCHARGE brand is critical to achieving widespread use of our billing service. The importance of brand recognition will increase as competition in our market increases. Successfully promoting and positioning our brand will depend largely on the effectiveness of our marketing efforts. If our planned marketing efforts are ineffective, we may need to increase our financial commitment to creating and maintaining brand awareness among merchants and their customers, which could divert financial and management resources from other aspects of our business, or cause our operating expenses to increase disproportionately to our revenue.

THE PRIVACY AND SECURITY PROVIDED BY OUR BILLING SERVICE COULD BE BREACHED
CAUSING:

         o        the loss of confidential customer information;

         o        liability to our merchants' customers, and;

         o        the loss of market acceptance for our billing service.

         Our billing service must provide private and secure transmission of confidential information over the Internet. Third parties may attempt to breach the security provided by our billing service. If they are successful, third parties could obtain confidential information including passwords and financial account information or other personal information. We or our merchants may be liable to the merchants' customers for money damages to the customer associated with any such breach. Moreover, a security breach could harm our reputation because the mere perception of security risks, whether or not valid, could inhibit market acceptance of our billing service by merchants and their customers.

SHARES OF OUR COMMON STOCK WHICH ARE ELIGIBLE FOR SALE BY OUR STOCKHOLDERS MAY DECREASE THE PRICE OF OUR COMMON STOCK.

         As of December 31, 2001, we had 11,267,561 shares of common stock outstanding, including 405,000 shares which have been registered by this prospectus and are freely tradeable, 10,272,060 shares which were restricted shares but may be sold under Rule 144 immediately and 590,501 shares that can be sold commencing in April 2002. We are also registering 2,300,000 shares of common stock underlying common stock options. If holders sell substantial amounts of our common stock, the market price of our common stock could decrease.

WE DO NOT ANTICIPATE PAYING DIVIDENDS.

         We have not paid any cash dividends on our common stock since our inception and we do not anticipate paying cash dividends in the foreseeable future. Any dividends which we may pay in the future will be at the discretion of our Board of Directors and will depend on our future earnings, any applicable regulatory considerations, our financial requirements and other similarly unpredictable factors. For the foreseeable future, we anticipate that we will retain any earnings which we may generate from our operations to finance and develop our growth.


SHORT SALES OF OUR COMMON STOCK BY THE SELLING STOCKHOLDERS OR OTHERS COULD SUBSTANTIALLY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.


         If our selling stockholders elect to engage in short sales of our common stock, or directly sell shares of our common stock, or if others sell shares of our common stock short, the market price of our common stock could be substantially reduced.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of December 31, 2001.


                                                                                                DECEMBER 31, 2001

Long-term liabilities........................................................................     $     37,000
Common Stock, $.003 par value, 50,000,000 shares authorized, 11,267,561 shares
   outstanding...............................................................................     $     33,803
Additional paid-in-capital...................................................................     $  2,248,175
Accumulated deficit..........................................................................     $ (2,472,931)
         Total stockholders' deficit.........................................................     $   (190,953)

                             SELECTED FINANCIAL DATA

         The selected financial data set forth below should be read in conjunction with our "Plan of Operation" included elsewhere in this prospectus. Financial data for the years ended December 31, 2001 and 2000 have been derived from our financial statements which were audited by King Griffin & Adamson P.C. Historical results are not necessarily indicative of the results to be expected in the future.

STATEMENT OF OPERATIONS DATA:



                                          YEAR ENDED           YEAR ENDED
                                      DECEMBER 31, 2001    DECEMBER 31, 2000
                                      -----------------    -----------------


Revenue...............................  $       -0-           $        -0-
General and administrative expenses...  $ 1,446,471           $  1,006,187
Net loss..............................  $ 1,441,823           $  1,004,707
Net loss per share....................  $      0.13           $       0.11
Weighted average number of shares
   of common stock outstanding........   10,809,992              9,168,149

BALANCE SHEET DATA:



                                                  DECEMBER 31, 2001
                                                  -----------------

Total assets....................................     $    49,654
Total liabilities...............................     $   240,607
Stockholders' deficit...........................     $   190,953

                                PLAN OF OPERATION

         The following information contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward- looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. This discussion should be read in conjunction with our audited financial statements and footnotes included elsewhere in this prospectus.

         We were organized in June 1999 and are in the development stage. Investors should note that our auditor's report for the year ended December 31, 2001 included a paragraph which expressed substantial doubt as to our ability to continue as a going concern. We expect that our revenue will be generated from online merchants and customers. We charge merchants a one-time processing fee of $199 to $2,499 depending upon the anticipated number of the merchant's online transactions, a billing fee of 5% to 8% of the purchase price of the goods or services charged, not including taxes, and an approximately $.15 per transaction service charge. We charge customers who purchase goods or services online a fee equal to 10% of the goods or services purchased and we limit their purchases to no more than $150 per month. Our costs for online transactions are comprised of AT&T's billing and collection charge of 8% of the amount of the transaction and a fixed fee of $.45 per transaction. AT&T earns this fee for providing the bills which the local telephone companies include in their monthly billing statements to their customers. Commencing in January 2003 AT&T will terminate providing this billing service, and we will use a private, third-party billing service in place of AT&T. All other aspects of AT&T's 900 services will remain the same, as will customer and merchant transaction procedures. It is possible that we will pay lower fees to a third-party billing service commencing in 2003, but we cannot be sure of this yet.

         We intend to establish a reserve of 3% of fees due to us from merchants to cover defaults, refusals to pay, disputes and other charge backs due to customer nonpayment. This reserve is larger than that of our competitors, which averages approximately 2% of such fees according to these competitors. We have not made any independent assessment of the sufficiency of the reserve amount, because we have not yet generated on line billing transactions that create receivables due from merchants. Accordingly, although we believe our reserve will be adequate to cover defaults and other charge backs, we cannot give any such assurance. We intend to evaluate this reserve on an ongoing basis to reflect our experience.

         Although we have generated only negligible revenue, we currently have billing agreements with 19 Web merchants, all of which have been integrated into our billing system. Previously, it took a number of months to integrate our merchants, as they were required to write some of the computer code necessary to join our system. Recently, however, we began to provide the code ourselves which we believe will significantly shorten the time necessary for merchants to join our billing system. We expect, but cannot assure, that we will add new Web merchants in 2002, most of whom will be signed up through the efforts of our resellers. We currently have 11 such resellers who are existing Web merchants, Web designers and shopping cart software companies who are paid a commission of approximately 20% of the revenue generated from new Web merchants referred by them. Our resellers take a three day training course from us, either online or at our corporate offices, before commencing to market our 900 billing services to Web merchants. Our agreements with resellers provide for the 20% commission, a nominal residual fee so long as we retain Web merchants referred by the reseller and are cancellable by either party on 30 days notice to the other.

         Commencing in the second quarter of 2002, and assuming financing is available, we intend to initiate an online advertising campaign, using mass e-mails to advise online users of our billing service. We also intend to commence at that time an effort to attract resellers through attendance at industry and trade shows and through advertising in trade journals. We are uncertain as to how many resellers we will be able to attract through these efforts.

         We also seek to enter into agreements with other online entities and Web sites to generate market awareness and usage of our eTELCHARGE icon. We will also continue to promote our brand through the issuance of press releases to related trade publications, general interest media publications, print media and Internet media.

         Over the next two years, we intend to make adjustments and improvements in our product software and marketing efforts. In order to identify the areas that need improvement, we anticipate meeting with online retailers and AT&T and to conduct online consumer interviews. In the near term, we will expand our efforts to reach online retailers, focusing upon the larger national retailers. Commencing in the second quarter of 2002, assuming funds are available, we will also demonstrate our billing system at industry affiliated trade shows.


         The initiation of our plan of operation is dependent upon our raising sufficient working capital to allow us to institute the plan. However, there can be no assurance that we will be successful in doing so. Due to our lack of capital and our need for working capital to continue our business plan, our auditors issued a going concern qualification as part of their audit opinion of our financial statements for the year ended December 31, 2001. We have not generated any revenue since our inception and from inception through the year ended December 31, 2001 we incurred a net loss of $2,472,931 including a loss of $1,441,823 for the year ended December 31, 2001. To date, our operations have been funded solely through the issuance of our common shares. Total cash proceeds for the issuance of common shares totaled $817,747 from inception through the year ended December 31, 2001 including $202,277 for the year ended December 31, 2001. In order to institute our business plans we must continue to raise capital, as revenue from operations will be insufficient in the short run to meet our working capital needs. However, we cannot assure that any such capital will be available to us. Based upon our current cash resources, we cannot meet our cash requirements or institute our business plan for more than six months unless we raise additional funds from the sale of our securities, as we have done in the past, or unless our revenue grows significantly.

         In January 2002 we issued 398,350 shares of our common stock to Robert Penn, one of our employees, for services provided to us, which we valued as $595,525. The services involved developing computer code which we use to significantly shorten the time necessary for us to integrate our merchants into our billing system. These services were provided to us in the first quarter of 2002 and will be charged to operations during this quarter.

                                    BUSINESS


CURRENT OPERATIONS

         We were organized in June 1999 to provide customers of online merchants with the ability to charge their Internet purchases to their local telephone bill, rather than to a credit card. Generally, our users do not have a credit card or are reluctant to use a credit card online due to security and privacy concerns. We enable these charge transactions through a 900 number billing arrangement with AT&T. Our billing arrangement with AT&T is available to customers throughout the United States, except those western states for which Qwest provides the local service because Qwest does not provide local billing services for any 900 number.

         Internet merchants that offer our telephone billing option include our brand icon with the icons of credit card companies on the check out or pay page of their Web site. Customers who wish to charge their purchase to their telephone bill simply click on our icon and the billing information is communicated through AT&T to the local telephone service provider, using AT&T's 900 billing system. The charge then appears on the customer's next monthly telephone bill on a separate page of the bill, with AT&T's logo on the page.

         Although three other companies use similar 900 billing arrangements to allow customers to charge purchases to their telephone bills, these charges are limited to the purchase of services and some online software products. To our knowledge, no other company offers customers the opportunity to charge other goods and merchandise to their telephone bills.

         We are in the development stage and have not generated any revenue. We began our service online in August 2000 and currently have agreements with 19 Internet merchants to offer our local telephone billing service to their customers. We entered into these agreements commencing in the second quarter of 2001. No single merchant agreement is material to our ongoing business operations. We charge these merchants a fee for each transaction ranging from 5% to 8% of the customer purchase which is approximately the same fee AT&T charges us for providing to us its 900 billing arrangement. In addition, we charge the customer a fee of 10% of the product or service purchase price. We did not earn revenue from our merchants until October 2001 because it took us until that time to complete the integration of our system with that of our online merchants.

         Commencing in January 2003, AT&T will no longer communicate the 900 charge to the local phone companies nor will the local monthly bill include AT&T's logo on the 900 billing page. Rather, we will select one of many third-party billing services to handle the billing transaction. AT&T will continue to provide all other support services for the 900 billing and the change in third-party billing services will not in any way effect transaction procedures of the customer and merchant. The new third-party billing services for 2003 may charge smaller fees than AT&T, although we cannot be sure of this yet.

         Our rights to offer AT&T's 900 billing service online were assigned to us by Consumer Data Solutions Corp., which originally entered into a 900 number billing agreement with AT&T in March 1994. CDS has assigned to us its rights under the AT&T agreement until November 2098. We pay a license fee to CDS equal to 3% of the gross fees we receive from online telephone billing charge transactions. CDS is majority owned and controlled by Carl O. Sherman, our Chief Executive Officer and a director. Mr. Sherman founded CDS in 1993 to provide a 900 billing service for pizza and other food delivery businesses. The service allows customers to bill their food deliveries directly to their telephone bill. Mr. Sherman continues to act as the Chief Executive Officer of CDS, although he spends less than 10% of his time on its operations. CDS does not compete with us as we have the exclusive right to use the 900 billing service for online sales transactions, including online food delivery services. We do not believe any conflicts of interest could develop between CDS and us for these reasons.

         According to a March 30, 2001 Wall Street Journal article, over 70 million adult Americans do not have credit cards. Moreover, a majority of credit card holders who decline to charge online do so out of security or privacy concerns. Initially, we have targeted Internet merchants who offer CDs, video cassette tapes, computer software, books, flowers and food items to offer our telephone billing option. Following an online purchase by a customer, the charge is included on behalf of the merchant in the customer's next telephone bill. Approximately 30 days after an online charge, we receive an advance against the purchase price prior to the customer paying the telephone bill. After deducting our fees, we forward payment directly to our online merchant. If the charge is not paid by the customer for any reason, including a default or refusal to pay due to a dispute, the telephone company will charge back its advance to us. In this event, our merchant and we will not receive the purchase price for the goods or services. We intend to establish a reserve of 3% of fees due to us from merchants to cover defaults, refusals to pay, disputes and other charge backs due to customer nonpayment. This reserve is larger than that of our competitors, which averages approximately 2% of such fees according to these competitors. We intend to evaluate this reserve on an ongoing basis to reflect our experience.

         The privacy and security of our billing service could be breached by third parties seeking confidential account information such as passwords and financial account information. Such a breach could subject us to liability from customers and merchants and could harm our reputation, thereby inhibiting the use of our billing service. However, since the customer only provides a telephone number, and not charge card information, and since the maximum amount we allow any customer to charge in any month is only $150, we do not believe it likely that third parties will seek to access this information. In order to make any breach of our system more difficult, our system only approves charges that originate from the customer's home computer and verifies the charge through a telephone call that must be generated from the customer's telephone number.

STRATEGY

         Our objective is to significantly grow the number and dollar amount of online transactions charged by customers to their telephone bills. We believe we can attract online merchants by offering their customers a new billing option which is safe, secure and confidential and which has been previously unavailable to customers who do not have credit cards. In order to achieve our objective we intend to:

         o Continue to stress the security and privacy advantages of our telephone billing service;

         o Maintain a customer-friendly system for initiating online charges to telephone bills;

         o Stress our strategic relationship with AT&T which allows for online charges to telephone bills through AT&T's 900 billing system; and

         o Provide responsive customer service to our online merchants through use of an employee assigned to each merchant.


         Although AT&T will terminate its billing services for all 900 number merchants in January 2003, requiring us to select another billing service provider, the charge transactions will continue to be supported by AT&T. There are a number of billing service providers available to us, and we believe we will have no difficulty in selecting such a provider by the fourth quarter of 2002.

MARKETING

         Using our in-house marketing staff of five individuals including our President, we market to online merchants through direct presentations by our staff. We attract online merchants through direct sales calls, referrals from Web design firms, advertisements in trade journals, media reports about our company and word of mouth.

         In the future, we intend to use mass e-mail communications to inform Internet users of our charge payment option, in order to encourage customers to request that our payment option be included on the merchant Web sites on which the customer shops. We also intend to use banner and other online advertisements to market to online virtual shopping mall providers in order to reach online merchants. We will also increase our advertising in print and Internet-based trade publications subscribed to by online merchants and may also use television commercials to inform merchants and customers that purchases can be charged to the customers' telephone bill.

         Our marketing efforts stress the simplicity and privacy of using a telephone number and password for online charges rather than using a credit card. We also stress to our online merchants the substantial number of individuals who do not have credit cards. Finally, we include in our sales presentations our commitment to donate $.05 per billing transaction up to a maximum of $250,000 per year to KIDCARE, a Houston-based charity benefitting underprivileged children. Our commitment to KIDCARE may be cancelled by us on six months notice.

         We have filed a service mark application with the U.S. Patent Office for our online icon, "eTELCHARGE." The application is currently pending and we cannot assure that it will be granted.

COMPETITION

         We compete with the U.S.-based multinational credit card companies as a charge option to customers electing to charge on the merchant's Web site. In soliciting merchants, we are disadvantaged by the fact that we charge the merchant more than a credit card company would for the same transactions and we also charge the merchants' customers a separate charge fee. Additionally, customer charges are limited to no more than $150 per month. However, we offer a new charge option to customers of our merchants who do not have credit cards or are reluctant to use credit cards online.

         We also compete with three other 900 billing services, eCharge, iBill and Secure Bill, all of which are larger than we and offer customers similar opportunities to charge to their telephone bills online, through arrangements with AT&T's 900 billing service. However, 900 billing charges through these companies are generally limited to services, rather than products, and to some digital goods offered for sale online. We believe we have a competitive advantage in that we have developed a 900 number application that allows for the purchase of all goods offered by our online merchants. Moreover, we believe that our software is more customer friendly than our competitors because our customer simply clicks on the eTELCHARGE icon and provides a password and e-mail address. iBill and Secure Bill require the customer to call a 900 number while online to obtain a special pin number to complete the transaction.

         There can be no assurance that competitors will not develop software in the future that will allow them to include all merchant offered products and services for online charging. Moreover, many of our competitors are larger, better financed, have been in business longer and have significantly more working capital and more experienced personnel than we.

GOVERNMENT REGULATION

         We are not directly regulated by any governmental agencies nor are we subject to statutes, rules or regulations which regulate the manner in which we do business. However, our online merchants are subject to numerous governmental regulations required of merchants in general such as truth in advertising requirements, product safety and the like. We do not believe that we would be held liable for violations by our merchants of any such government regulations or with respect to disputes between our merchants and online customers. Nevertheless, we may be named in such proceedings in which case we could be required to expend substantial fees in defending ourselves and could be liable for substantial money judgments.

EMPLOYEES.

         As of February 28, 2002, we had four full-time employees including our executive officers.

FACILITIES.

         We currently lease 1,369 square feet of office space on a three-year lease expiring July 31, 2003 at 1636 N. Hampton Road, Suite 270, DeSoto, Texas 75115. We share our space with Consumer Data Solutions Corp., an affiliated company, with each company paying 50% of the $1,000 per month rent.

         CDS offers 900 number billing services for restaurant food delivery. Mr. Sherman, our Chief Executive Officer, founded and acts as Chief Executive Officer of CDS. We have no direct business relationships with CDS, except the license agreement granted by it to us which allows us to offer 900 billing services online and which we have described under "Current Operations," above.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS.

         The following table sets forth information regarding our executive officers and directors, all of whom joined us at our inception in June 1999:


NAME                                     AGE                  OFFICE
----                                     ---                  ------
Carl O. Sherman.......................    35     Chief Executive Officer and Director

Michelle R. Sherman...................    31     Secretary and Director

William L. Widman.....................    61     Chief Financial Officer

Marvin Parish.........................    49     Director

Robert Penn...........................    35     Chief Technology Officer

         Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors. None of the above individuals has any family relationship with any other except Carl O. Sherman is married to Michelle R. Sherman. Directors do not receive payment for attending Board meetings, but are reimbursed for out-of-pocket expenses.

         The following is a summary of the business experience of each of our executive officers and directors for at least the last five years:

         CARL O. SHERMAN cofounded our company and has served as Chief Executive Officer and a director since our inception in June 1999. Mr. Sherman has also been the Chief Executive Officer of Consumer Data Solutions Corp., a Dallas, Texas-based company engaged in consumer services, since 1993. He devotes 90% of his time to our affairs and 10% of his time to the affairs of CDS. Mr. Sherman was a Senior National Account Executive for Sprint Corporation from 1988 to 1993. He is married to Michelle R. Sherman.

         MICHELLE R. SHERMAN cofounded our company and has served as Secretary and a director since our inception in June 1999. Ms. Sherman has also been employed by Consumer Data Solutions Corp. as Operations Director and an account executive since July 1996. From 1993 to 1996 she was a project supervisor and customer service representative for ATC, Inc./AT&T Universal Card Project. Ms. Sherman is married to Carl O. Sherman.

         WILLIAM L. WIDMAN has been self-employed as a management consultant for small- and mid-size companies since 1990. From 1984 to 1990 Mr. Widman was President and Chief Executive Officer of City National Bank, a full service commercial bank based in Houston, Texas. From 1980 to 1984 Mr. Widman was the Executive Vice President and Senior Lending Officer for InterFirst Bank, with direct responsibility for lending and credit administration. Mr. Widman graduated from the State University of New York with a Bachelor of Arts degree in History and a minor in Business Administration. He devotes approximately ten hours per month to our affairs.

         MARVIN PARISH has been a Senior Vice President for Wells Fargo Bank since January 2000. From April 1997 to November 1999 he was a Senior Vice President for Chase Manhattan Bank in Dallas, Texas. From July 1978 to March 1997 he was employed in a number of capacities by NationsBank, leaving the bank as its Senior Vice President. Mr. Parish graduated with a Bachelor of Arts degree from Prairie View A&M University in 1975, with a concentration in management and economics.

         ROBERT PENN has been employed by us since December 1999. From December 1997 to December 1999 he was Head Systems Administrator for Parks Associates. From 1996 to December 1997 Mr. Penn was employed as the General Manager of Mr. Jim's Restaurant.

EXECUTIVE COMPENSATION.

         None of our executive officers have received or currently receive compensation in excess of $100,000 per year. Mr. Sherman, our Chief Executive Officer, entered into a five-year employment agreement with us in December 1999 under which he receives an annual salary of $42,000 plus the issuance of 200,000 shares of our common stock over the term of the employment agreement cancellable by us at any time on two weeks' notice. Mr. Sherman's compensation for the years ended December 31, 1999, 2000 and 2001 is set forth below.

                           SUMMARY COMPENSATION TABLE





                                                                          LONG TERM COMPENSATION
                                                                    -----------------------------------
                                     ANNUAL COMPENSATION                    AWARDS            PAYOUTS
                            -------------------------------------   -----------------------  ----------
            (a)              (b)      (c)        (d)       (e)         (f)          (g)         (h)         (i)
           NAME                                           OTHER                  SECURITIES                 ALL
            AND                                           ANNUAL    RESTRICTED   UNDERLYING                OTHER
         PRINCIPAL                                       COMPEN-      STOCK       OPTIONS/      LTIP      COMPEN-
         POSITION            YEAR  SALARY($)  BONUS($)  SATION($)    AWARD(S)     SARS(#)    PAYOUTS($)  SATION($)
         --------            ----  ---------  --------  ---------   ----------   ----------  ----------  ---------
Carl O. Sherman              1999       -0-      -0-       -0-     7,712,970(1)     -0-         -0-         -0-
Chief Executive Officer      2000    42,000      -0-       -0-        40,000        -0-         -0-         -0-
                                                                     shares (2)
                             2001    57,000      -0-       -0-           -0-        -0-         -0-         -0-

(1) Valued at $23,139.

(2) Valued at $39,634.

         None of our executive officers or directors have been granted stock options, warrants or similar securities.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Our Articles of Incorporation provides that our directors will not be liable for monetary damages for breach of their fiduciary duty as directors, other than the liability of a director for:

         o A breach of the director's duty of loyalty to our company or our stockholders;

         o Acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law;

         o Willful or negligent declaration of an unlawful dividend, stock purchase or redemption; or

         o Transactions from which the director derived an improper personal benefit.

         Our Articles of Incorporation require us to indemnify all persons whom we may indemnify under Nevada law to the full extent permitted by Nevada law. In addition, our bylaws require us to indemnify our officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in our bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

             SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND
            BENEFICIAL OWNERS OF GREATER THAN 5% OF OUR COMMON STOCK


         The following table sets forth information with respect to the ownership of our common stock as of December 31, 2001 by:

         o        The holders of more than 5% of our common stock;

         o        Each of our directors; and

         o        All of our directors and executive officers as a group.

         Each stockholder's address is in care of our company at 1636 N. Hampton Road, Suite 270, DeSoto, Texas 75115.


                                                             NUMBER OF SHARES      PERCENT OF COMMON STOCK
             NAME OF BENEFICIAL OWNER                      OF COMMON STOCK OWNED   OWNED PRIOR TO OFFERING
             ------------------------                      ---------------------   -----------------------

Carl O. Sherman(1).......................................          5,567,913                   51.1%
Michelle R. Sherman(1)...................................          5,567,913                   51.1%
Marvin Parish............................................             13,880                      *
James E. May.............................................          1,016,120                    9.1%
Roger H. Wagner(2).......................................          1,330,000                   10.8%
Rodney L. Wagner(2)......................................          1,330,000                   10.8%
All officers and directors
  as a group (five persons)..............................          5,581,793                   50.2%

----------

*        Less than 1%

(1) Carl O. Sherman and Michelle R. Sherman are husband and wife and each shares in the beneficial ownership of all 5,567,913 shares.

(2) Comprised of 180,000 shares of common stock and options to purchase 1,150,000 shares of common stock of which 750,000 shares are exercisable at $2.00 per share and 400,000 shares are exercisable at $2.50 per share.

                              SELLING STOCKHOLDERS

         The following table sets forth the names of the selling stockholders and the number of shares of our common stock owned by each selling stockholder or the number of shares underlying outstanding stock options, all as of December 31, 2001. The table also indicates the percent owned of all shares by each stockholder and the percent of such stockholder's shares offered for sale. Only Roger H. Wagner and Rodney L. Wagner hold stock options to purchase common stock which is being registered hereby.

         The shares may be offered from time to time by the selling stockholders. However, the selling stockholders are under no obligation to sell all or any portion of these shares of our common stock either following the effective date of this prospectus or thereafter. Since the selling stockholders may sell all or part of the shares of common stock offered in this prospectus, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

         None of the selling stockholders are officers or directors of our company. The address of each selling stockholder is in care of our company at 1636 N. Hampton Road, Suite 270, DeSoto, Texas 75115.


                                                  SHARES                  SHARES              SHARES UNDERLYING
                                               BENEFICIALLY               OFFERED              OPTIONS OFFERED
                                                 OWNED(1)                FOR SALE                 FOR SALE
                   NAME OF                 --------------------     -------------------      --------------------
             SELLING STOCKHOLDER           NUMBER       PERCENT     NUMBER      PERCENT      NUMBER       PERCENT
             -------------------           ------       -------     ------      -------      ------       -------


Roger H. Wagner(2).....................   1,330,000      10.8%      180,000       100%      1,150,000       100%
Rodney L. Wagner(2)....................   1,330,000      10.8%      180,000       100%      1,150,000       100%
Avery Hicks............................      10,000        (3)       10,000       100%              0         0
Thomas P. Johnson......................       5,000        (3)        5,000       100%              0         0
Jean L. Hyatt..........................      10,000        (3)       10,000       100%              0         0
Gerald I. Hyatt........................       5,000        (3)        5,000       100%              0         0
Naomi R. Bolden........................       5,000        (3)        5,000       100%              0         0
Christian Deliverance Fellowship.......       5,000        (3)        5,000       100%              0         0
Gilbert and Requelle Mincey............       7,500        (3)        5,000       100%              0         0
                                                                 ----------               -----------   -------

Totals.................................                             405,000                 2,300,000       100%
                                                                 ==========               ===========   =======

----------

(1)      Includes stock options exercisable within 60 days.

(2) Roger H. Wagner and Rodney L. Wagner each hold options to purchase 1,150,000 shares of our common stock.

(3)      Less than 1%.

INFORMATION REGARDING THE SELLING STOCKHOLDERS.

         The shares of our common stock which the selling stockholders or their pledgees, donees, transferees or other successors in interest are offering for resale will be offered initially at $2.50 per share and thereafter, if the common stock is quoted on the Bulletin Board, at prevailing market prices or privately negotiated prices. Such sales may be made from time to time in one or more of the following transactions:

         o        Block transactions;

         o        Through the writing of options on the shares;

         o        Short sales; or

         o        Any combination of these transactions.

         The sale price to the public in these transactions may be:

         o        The market price prevailing at the time of sale;

         o        A price related to the prevailing market price; or

         o        Negotiated prices.

         In the event that we permit or cause this prospectus to lapse, the selling stockholders may nevertheless sell shares of our common stock pursuant to Rule 144 under the Securities Act of 1933. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders or their pledges, donees, transferees or other successors in interest, may also sell these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk.

         It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

         Alternatively, the selling stockholders may sell all or any part of the shares of our common stock offered hereby through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

         The selling stockholders and any other persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict activities of and limit the timing of purchases and sales of any of these shares of our common stock by the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of our securities is prohibited from bidding for, purchasing, or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling shareholder. These regulations may affect the marketability of these shares of our common stock.

         We will pay substantially all of the expenses incident to the registration and offering of our common stock, other than commissions or discounts of underwriters, broker-dealers or agents with respect to sales by the selling stockholders.

                  RELATED PARTY AND OTHER MATERIAL TRANSACTIONS

         During November 2001, Carl O. Sherman, our Chief Executive Officer, advanced the Company $38,000 in exchange for a note payable. The note payable is uncollateralized, requires monthly interest payments at 12.25% and does not have a specific maturity date.

         In November 1999 we entered into a license agreement with Consumer Data Solutions Corp. under which CDS granted us an exclusive license to use its 900 number telephone billing software and assigned us its 900 telephone billing agreement with AT&T, in exchange for a cash payment of $116,500 and a royalty equal to 3% of our net income during the license period which we are obligated to pay to CDS. The license expires November 2098. Carl O. Sherman, our Chief Executive Officer and a director, is the controlling stockholder, Chief Executive Officer and a director of CDS.

         We believe that the terms of the license agreement with CDS are fair, reasonable and consistent with terms we could negotiate with unaffiliated third parties. In the future, any transactions with affiliated companies will be approved by a majority of the independent members of our board of directors.

                            DESCRIPTION OF SECURITIES


GENERAL.

         We are authorized to issue 50,000,000 shares of common stock, $.003 par value per share.

COMMON STOCK.

         At December 31, 2001, there were 11,267,561 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefor subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

         Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities. All of our outstanding shares of common stock are fully paid and nonassessable.

         There is no current trading market for our securities and no assurance that a trading market will develop in the future. We have applied to list our stock for trading on the Nasdaq Over-the- Counter Bulletin Board Trading System under the symbol "ETLC." The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

         o        The lack of readily available price quotations;

         o The absence of consistent administrative supervision of "bid" and "ask" quotations;

         o        Lower trading volume; and

         o        Market conditions.

         In a volatile market, investors may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent investors from obtaining a market price equal to their purchase price when they attempt to sell our securities in the open market. In these situations, investors may be required to either sell our securities at a market price which is lower than their purchase price, or to hold our securities for a longer period of time than planned.

         Because our common stock falls under the definition of "penny stock," trading in our common stock, if any, may be further limited because broker-dealers are required to provide their customers with disclosure documents prior to allowing them to participate in transactions involving our common stock. These disclosure requirements are burdensome to broker-dealers and may discourage them from allowing their customers to participate in transactions involving our common stock.

         "Penny stocks" are equity securities with a market price below $5.00 per share other than a security that is registered on a national exchange; included for quotation on the Nasdaq system; or whose issuer has net tangible assets of more than $2,000,000 and has been in continuous operation for greater than three years. Issuers who have been in operation for less than three years must have net tangible assets of at least $5,000,000.

         Rules promulgated by the Securities and Exchange Commission under
Section 15(g) of the Exchange Act require broker-dealers engaging in transactions in penny stocks, to first provide to their customers a series of disclosures and documents, including:

         o A standardized risk disclosure document identifying the risks inherent in investment in penny stocks;

         o All compensation received by the broker-dealer in connection with the transaction;

         o        Current quotation prices and other relevant market data; and

         o Monthly account statements reflecting the fair market value of the securities. In addition, these rules require that a broker-dealer obtain financial and other information from a customer, determine that transactions in penny stocks are suitable for such customer and deliver a written statement to such customer setting forth the basis for this determination.

         In addition, under the Exchange Act and its regulations, any person engaged in a distribution of shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock during the applicable "cooling off" periods prior to the commencement of this distribution.

STOCK OPTIONS.

         We have issued 1,150,000 nonqualified stock options each to Roger H. Wagner and Rodney L. Wagner, who are two of our selling stockholders. For each individual, 750,000 options are exercisable at $2.00 per share and 400,000 options are exercisable at $2.50 per share. The options expire one year from the date of this prospectus.

DIVIDENDS.

         We do not intend to pay dividends on our capital stock in the foreseeable future.

TRANSFER AGENT.

         Securities Transfer Corporation, Dallas, Texas is our transfer agent.

                         SHARES ELIGIBLE FOR FUTURE SALE

         As of December 31, 2001, we had 11,267,561 shares of common stock outstanding comprised of 405,000 shares which have been registered by this prospectus and are freely tradeable, 10,272,060 shares which were restricted shares which may be sold under Rule 144 immediately and 590,501 shares that can be sold commencing in April 2002. We are also registering 2,300,000 shares of common stock underlying common stock options.

         In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who owns shares that were purchased from us, or any affiliate, at least one year previously, including a person who may be deemed our affiliate, is entitled to sell within any three- month period, a number of shares that does not exceed the greater of:

         o        1% of the then outstanding shares of our common stock; or

         o The average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission.

         Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about us. Any person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of "restricted securities" under Rule 144 under the Securities Act that were purchased from us, or any affiliate, at least two years previously, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.

                                     EXPERTS

         Our financial statements included in this prospectus for the years ended December 31, 2001 and 2000 have been included in reliance on the reports of King Griffin & Adamson P.C., independent certified public accountants, given on the authority of this firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The validity of our common stock offered hereby will be passed upon for us by the Law Office of Gary A. Agron, Greenwood Village, Colorado.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)


                          INDEX TO FINANCIAL STATEMENTS



                                                                                                             PAGE
                                                                                                             -----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS............................................................F-2

FINANCIAL STATEMENTS

    Balance Sheets ...........................................................................................F-3

    Statements of Operations .................................................................................F-4

    Statement of Changes in Shareholders' Equity (Deficit)....................................................F-5

    Statements of Cash Flows..................................................................................F-9

    Notes to Financial Statements............................................................................F-11

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders of ETELCHARGE.COM, INC.

We have audited the accompanying balance sheets of ETELCHARGE.COM, INC., (a development stage company) as of December 31, 2001 and 2000, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the years then ended and the period from June 7, 1999 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ETELCHARGE.COM, INC., as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended and the period from June 7, 1999 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company is in the development stage and has not generated revenue since its inception. In addition, at December 31, 2001, the Company's liabilities exceeded its assets by $190,953, certain obligations are past due and the Company currently has no funds available to execute its business plan. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                 /s/ King Griffin & Adamson P.C.
                                                 -------------------------------
                                                     KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
March 7, 2002

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS


                                     ASSETS
                                                                         December 31,    December 31,
                                                                             2001           2000
                                                                         ------------    ------------

CURRENT ASSETS
   Cash                                                                  $        200    $     77,820
   Prepaid expenses                                                                --           2,000
   Employee advances                                                            1,190             535
                                                                         ------------    ------------
       Total current assets                                                     1,390          80,355

PROPERTY AND EQUIPMENT, net                                                    28,014          34,825

OTHER ASSETS
   Proprietary rights, net of accumulated amortization of $43,750
     and $22,750 at December 31, 2001 and 2000, respectively                   19,250          40,250
   Deposits                                                                     1,000           1,000
                                                                         ------------    ------------
       Total other assets                                                      20,250          41,250
                                                                         ------------    ------------
TOTAL ASSETS                                                             $     49,654    $    156,430
                                                                         ============    ============

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Bank overdraft                                                        $      5,955    $         --
   Accrued compensation                                                        86,666          74,313
   Payroll tax obligation                                                      59,526              --
   Accounts payable                                                            51,460          11,404
   Accrued liabilities                                                             --          14,946
   Payable to related party                                                        --           4,000
                                                                         ------------    ------------
       Total current liabilities                                              203,607         104,663

NOTE PAYABLE TO SHAREHOLDER                                                    37,000              --

COMMITMENTS AND CONTINGENCIES (Notes C, D, and H)

SHAREHOLDERS' EQUITY (DEFICIT)
   Common stock; $.003 par value; 50,000,000 shares authorized;
     11,267,561 and 10,137,362 shares issued and outstanding at
     December 31, 2001 and 2000, respectively                                  33,803          30,412
   Additional paid-in capital                                               2,248,175       1,052,463
   Deficit accumulated during development stage                            (2,472,931)     (1,031,108)
                                                                         ------------    ------------
       Total shareholders' equity (deficit)                                  (190,953)         51,767
                                                                         ------------    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)                     $     49,654    $    156,430
                                                                         ============    ============


   The accompanying notes are an integral part of these financial statements.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                                                                                       Period from
                                                                                       June 7, 1999
                                                          Year ended    Year ended    (inception) to
                                                         December 31,   December 31,   December 31,
                                                             2001           2000          2001
                                                         ------------   ------------  --------------

REVENUES                                                 $         --   $         --   $         --

GENERAL AND ADMINISTRATIVE EXPENSES                         1,446,471      1,006,187      2,479,059
                                                         ------------   ------------   ------------
       Net loss from operations                             1,446,471      1,006,187      2,479,059

OTHER INCOME                                                    4,648          1,480          6,128
                                                         ------------   ------------   ------------
       Net loss before provision for income taxes           1,441,823      1,004,707      2,472,931

PROVISION FOR INCOME TAXES                                         --             --             --
                                                         ------------   ------------   ------------
       Net loss                                          $  1,441,823   $  1,004,707   $  2,472,931
                                                         ============   ============   ============
NET LOSS PER SHARE, basic and diluted                    $       0.13   $       0.11
                                                         ============   ============
WEIGHTED AVERAGE SHARES
   OUTSTANDING, basic and diluted                          10,809,992      9,168,149
                                                         ============   ============



   The accompanying notes are an integral part of these financial statements.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)


                                                  Common Stock
                                           -----------------------   Additional
                                            Number of                  Paid-in    Accumulated
                                             Shares       Amount       Capital       Deficit        Total
                                           ----------   ----------   ----------   ------------    ----------

Initial issuance of common stock for
  services (June 7, 1999) (Note E)          7,712,970   $   23,139   $       --    $       --    $   23,139

Deemed distribution related to
  purchase of asset from
  affiliate (Note D)                               --           --      (53,500)           --       (53,500)

Issuance of common stock for
  cash (November 27, 1999)                    400,000        1,200        8,800            --        10,000

Issuance of common stock for
  cash (December 10, 1999)                     40,000          120        9,880            --        10,000

Issuance of common stock for
  cash and receivable
  (December 17, 1999)                         600,000        1,800       28,200            --        30,000

Net loss for period                                --           --           --       (26,401)      (26,401)
                                           ----------   ----------   ----------    ----------    ----------
Balance at December 31, 1999                8,752,970       26,259       (6,620)      (26,401)       (6,762)

Issuance of common stock for
  cash (January 14, 2000)                      36,667          110        5,390            --         5,500

Issuance of common stock for
  cash (January 28, 2000)                      20,000           60        9,910            --         9,970

Issuance of common stock for
  cash (February 7, 2000)                     240,000          720       11,280            --        12,000

Issuance of common stock for
  cash (March 14, 2000)                        10,000           30        2,470            --         2,500

Issuance of common stock for
  cash (April 13, 2000)                       368,000        1,104       62,896            --        64,000

Issuance of common stock for
  cash (June 30, 2000)                        195,000          585      291,915            --       292,500

Issuance of common stock for cash
   (numerous transactions during
  quarter ended September 30, 2000)            75,000          225      112,275            --       112,500


    The accompanying notes are an integral part of this financial statement.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

       STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) - CONTINUED


                                                 Common Stock
                                           -----------------------   Additional
                                            Number of                  Paid-in      Accumulated
                                             Shares       Amount       Capital        Deficit          Total
                                           ----------   ----------   ----------     -----------      ----------

Issuance of commons stock for
  services at fair value
  (December 10, 2000)                        21,050   $         63   $     31,512   $         --    $     31,575

Issuance of common stock in
  connection with capital raising
  (December 10, 2000)                       350,000          1,050        523,950             --         525,000

Issuance of common stock for
  cash (December 31, 2000)                    5,000             15          7,485             --           7,500

Adjustment to original share
  issuance                                   63,675            191             --             --             191

Net loss for year                                --             --             --     (1,004,707)     (1,004,707)
                                         ----------        -------     ----------    -----------      ----------

Balances at December 31, 2000            10,137,362         30,412      1,052,463     (1,031,108)         51,767

Issuance of common stock for
  cash (February 1, 2001)                    48,000            144         23,856             --          24,000

Issuance of common stock for
  services at fair value
  (February 14, 2001)                       305,380            916        151,797             --         152,713

Issuance of common stock for
  services at fair value
  (February 22, 2001)                       150,000            450         74,550             --          75,000

Issuance of common stock for
  cash (March 14, 2001)                      15,000             45         22,455             --          22,500

Issuance of common stock for
  cash (April 1, 2001)                        9,834             30         14,722             --          14,752

Issuance of common stock for
  cash (April 24, 2001)                      10,000             30         14,970             --          15,000

Issuance of common stock for
  cash (May 20, 2001)                        10,667             32         15,968             --          16,000


    The accompanying notes are an integral part of this financial statement.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

       STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) - CONTINUED


                                                  Common Stock
                                             ----------------------    Additional
                                             Number of                   Paid-in    Accumulated
                                              Shares       Amount        Capital      Deficit       Total
                                             ---------   ----------    -----------  ------------  -----------

Issuance of common stock for
  cash (May 25, 2001)                         10,000    $        30    $    14,970   $    --     $    15,000

Issuance of common stock for
  services at fair value
  (June 6, 2001)                              25,000             75         37,425        --          37,500

Issuance of common stock for
  cash (June 11, 2001)                        30,000             90         44,910        --          45,000

Issuance of common stock for
  services at fair value
  (June 12, 2001)                              5,000             15          7,485        --           7,500

Issuance of common stock for
  cash (June 18, 2001)                        20,000             60         29,940        --          30,000

Cancellation of common stock
  previously issued in
  initial issuance                           (30,000)           (90)            90        --              --

Issuance of common stock for
  services at fair value
  (August 31, 2001)                          350,000          1,050        523,950        --         525,000

Issuance of common stock for
  cash (August 31, 2001)                      10,000             30         14,970        --          15,000

Issuance of common stock for
  services at fair value
  (September 10, 2001)                        75,000            225         74,088        --          74,313

Issuance of common stock for
  services at fair value
  (September 11, 2001)                        40,000            120         59,880        --          60,000

Issuance of common stock for
  cash (September 20, 2001)                   20,000             60         29,940        --          30,000

Issuance of common stock for
  cash (September 21, 2001)                    5,000             15          9,985        --          10,000

    The accompanying notes are an integral part of this financial statement.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

       STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT) - CONTINUED


                                               Common Stock
                                        -------------------------    Additional
                                        Number of                     Paid-in       Accumulated
                                          Shares        Amount        Capital         Deficit         Total
                                        ----------   ------------   ------------   ------------    ------------

Issuance of common stock for
  cash (November 21, 2001)                  14,785   $         44   $     19,981   $         --    $     20,025

Issuance of common stock for
  property and equipment at fair
  value (November 21, 2001)                  3,200             10          4,790             --           4,800

Issuance of common stock for
  cash (December 3, 2001)                    3,333             10          4,990             --           5,000

Net loss for year                               --             --             --     (1,441,823)     (1,441,823)
                                       -----------   ------------   ------------   ------------    ------------
Balances at December 31, 2001           11,267,561   $     33,803   $  2,248,175   $ (2,472,931)   $   (190,953)
                                       ===========   ============   ============   ============    ============



    The accompanying notes are an integral part of this financial statement.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS


                                                                                               Period from
                                                                                               June 7, 1999
                                                              Year ended      Year ended      (inception) to
                                                              December 31,    December 31,      December 31,
                                                                 2001            2000             2001
                                                              ------------    ------------    --------------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                  $ (1,441,823)   $ (1,004,707)   $ (2,472,931)
   Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                33,305          25,806          60,861
      Issuance of common stock for services                       932,026         556,766       1,511,931
   Changes in:
    Employee advances                                                (655)           (535)         (1,190)
    Prepaid expenses                                                2,000          (2,000)             --
    Other assets                                                       --          (1,000)         (1,000)
    Accounts payable                                               40,056          11,404          51,460
    Accrued compensation                                           12,353          74,313          86,666
    Payroll tax obligation                                         59,526              --          59,526
    Accrued liabilities                                           (14,946)         14,946              --
                                                             ------------    ------------    ------------
   Net cash used in operating activities                         (378,158)       (325,007)       (704,677)

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                (694)        (38,631)        (40,325)

CASH FLOWS FROM FINANCING ACTIVITIES
   Increase in bank overdraft                                       5,955              --           5,955
   Proceeds from issuance of common stock                         262,277         506,470         817,747
   Payments on payable to related party                            (4,000)        (97,000)       (116,500)
   Payments on note payable to shareholder                         (1,000)             --          (1,000)
   Proceeds from note payable to shareholder                       38,000              --          38,000
   Cash received on receivable from shareholder                        --           1,000           1,000
                                                             ------------    ------------    ------------
   Net cash provided by financing activities                      301,232         410,470         745,202
                                                             ------------    ------------    ------------
INCREASE (DECREASE) IN CASH                                       (77,620)         46,832             200

Beginning cash                                                     77,820          30,988              --
                                                             ------------    ------------    ------------
Ending cash                                                  $        200    $     77,820    $        200
                                                             ============    ============    ============



   The accompanying notes are an integral part of these financial statements.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                      STATEMENTS OF CASH FLOWS - CONTINUED


                                                                                Period from
                                                                                June 7, 1999
                                                  Year ended     Year ended    (inception) to
                                                  December 31,  December 31,   December 31,
                                                     2001           2000          2001
                                                 ------------   ------------   --------------

SUPPLEMENTAL SCHEDULE OF NON-CASH
   FINANCING ACTIVITIES
    Issuance of common stock in exchange for
     receivable from shareholder                 $         --   $         --   $      1,000
                                                 ============   ============   ============

    Issuance of payable to related party in
     exchange for proprietary rights             $         --   $         --   $    116,500
                                                 ============   ============   ============

    Property and equipment acquired through
     issuance of common stock                    $      4,800   $         --   $      4,800
                                                 ============   ============   ============

SUPPLEMENTAL SCHEDULE OF CASH FLOWS
   Cash paid during the period for:
    Interest                                     $         --   $         --   $         --
                                                 ============   ============   ============

    Income taxes                                 $         --   $         --   $         --
                                                 ============   ============   ============


   The accompanying notes are an integral part of these financial statements.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE A - HISTORY AND ORGANIZATION

ETELCHARGE.COM, INC. (the "Company") was incorporated in the State of Nevada on June 7, 1999. The Company was formed for the purpose of providing an Internet credit option for online shoppers to charge items sold over the Internet to their telephone bill. As of the date of this report, the Company has not commenced significant operations. The Company is in the process of raising equity financing to fund its future operations and marketing its product to target customers. As such, the Company is considered to be in the development stage.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

Cash and Cash Equivalents

The Company considers cash in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over three to five years, its estimated useful life. Expenditures which increase values or extend useful lives are capitalized. Routine maintenance and repairs are charged to expense when incurred. Depreciation of property and equipment totaled $12,305 and $4,806 for the years ended December 31, 2001 and 2000, respectively.

Proprietary Rights

Proprietary rights consist of certain exclusive rights that allow the Company's customers to charge meals and other consumer oriented goods to proprietary "900" telephone numbers obtained from AT&T. These rights expire in January 2003 and do not contain any cancellation provisions. The proprietary rights are being amortized using the straight-line method over their estimated useful life of three years which is the contractual life of the underlying agreement with AT&T. Amortization expense of proprietary rights totaled $21,000 for the years ended December 31, 2001 and 2000. These rights are reviewed for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. These evaluations include comparing the future undiscounted cash flows of such assets to the carrying value. If the carrying value exceeds the future undiscounted cash flows, the assets are written-down to their fair value. There was no impairment of the value of such assets for the years ended December 31, 2001 and 2000.

Long-lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed of." In accordance with SFAS No. 121, long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. These evaluations include comparing the future undiscounted cash flows of such assets to the carrying value. If the carrying value exceeds the future undiscounted cash flows, the assets are written-down to their fair value. There was no impairment of the value of such assets for the years ended December 31, 2001 and 2000.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company accounts for income taxes in accordance with the asset and liability method. Deferred income tax assets and liabilities are computed periodically for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense totaled approximately $46,000 and $67,000 for the years ended December 31, 2001 and 2000, respectively.

Revenue Recognition

The Company recognizes revenue is accordance with Staff Accounting Bulletin
(SAB) No. 101, "Revenue Recognition in Financial Statements". Non-refundable, one-time processing fee revenue from online merchants will be recognized using the straight-line method over the term of the online merchant agreement. Billing fee and service charge revenue from online merchants will be recognized as online purchases from customers are processed and will typically range from 5% to 8% of the purchase price, plus $0.15 per transaction and will be non-refundable. Customer fee revenue will be recognized upon shipment by the online merchant to the customer and will typically be 10% of the purchase price and will be refundable should the merchant approve the customer dispute. All funds will be remitted directly to the Company. The Company expects to enter into 2 to 3 year agreements with merchants, such agreements do not contain cancelation clauses. The direct costs of providing these services which includes a transaction charge by the carrier of approximately 6% of the purchase price and a useage charge per minute will be expensed as incurred.

Stock-Based Compensation

The Company accounts for common stock issued to employees in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees." Under APB 25, the Company recognizes compensation expense as shares are earned under terms of various employment agreements based on the fair value of the common stock. Fair value is calculated using the average cash sales price of the Company's common stock during each month in which the shares are earned.

The Company accounts for common stock issued to non-employees using Financial Accounting Standard No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation," and the provisions of Emerging Issues Task Force No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services." All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty's performance is complete or the date on which it is probable that performance will occur.


The Company accounts for employee stock options in accordance with APB 25, under which, the Company recognizes no compensation expense related to employee stock options when options are granted with exercise prices at the estimated fair value of the stock on the date of grant. The Company provides the supplemental disclosures required by FAS 123, which assumes the recognition of compensation expense based on the fair value of options on the grant date. The Company follows the provisions of FAS 123 and EITF 96-18 for equity instruments granted to non-employees.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Loss Per Share

Basic and diluted loss per share is computed by dividing net loss by the weighted average number of basic and diluted common shares outstanding.

Fair Value of Financial Instruments

The carrying amounts for cash, accounts payable and accrued liabilities approximate fair value because of the short-term nature of these financial instruments. The carrying amount of the note payable approximates fair value based on the Company's ability to obtain similar advances.

Recent Accounting Pronouncements

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144"). FAS 144 supercedes FAS 121, "Accounting for Long-Lived Assets and for Long-Lived Assets to be Disposed of" (FAS 121) and the accounting and reporting provisions of the Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations -- Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." FAS 144 establishes a single accounting model, based on the framework established by FAS 121, for long-lived assets to be disposed of by sale and resolved significant implementation issues related to FAS 121. FAS 144 retains the requirements of FAS 121 to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measure an impairment loss as the difference between the carrying amount and the fair value of the asset. FAS 144 excludes goodwill from its scope, describes a probability-weighted cash flow estimation approach, and establishes a "primary-asset" approach to determine the cash flow estimation period for groups of assets and liabilities. FAS 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The Company believes the adoption of FAS 144 will not have a material impact on its financial position or results of operations.

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles Assets" ("FAS 142"). Under the new rules, goodwill and intangible assets that are deemed to have indefinite lives are no longer amortized but are reviewed annually for impairment. The provisions of FAS 142 are required for fiscal years beginning after December 15, 2001, although earlier adoption is permitted for companies with fiscal years beginning after March 31, 2001, provided that no interim financial statements have been issued. The Company believes the adoption of FAS 142 will not have a material impact on its financial position or results of operation.


NOTE C - GOING CONCERN UNCERTAINTY


The Company is currently in the development stage and has generated no revenues. The Company has incurred $2,472,931 in losses since its inception including $23,129 of services provided by its founder paid for through the initial issuance of common stock. In addition, at December 31, 2001, the Company's liabilities exceeded its assets by $190,953, and certain obligations are past due and the Company currently has no funds available to execute its business plan. The ability of the Company to continue as a going concern is dependent on its ability to raise the necessary capital to finance the implementation of its business plan. Since inception, the Company has raised approximately $818,000 of capital primarily through contacts of the Company's CEO. The Company believes but cannot assure that it has the ability to raise capital from many of these same individuals who previously purchased stock. Additionally, the Company may rely upon its CEO to advance funds to the Company in order to meet ongoing obligations until sufficient capital is raised from other sources. However there is no agreement in this regard and no assurance that any such funding will be available in the future. The Company, also anticipates generating revenues during the second quarter of 2002 which will assist in meeting its current operating obligations. The Company may also receive funds generated from exercise of the stock options discussed in Note K. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.


NOTE D - PAYABLE TO RELATED PARTY AND PROPRIETARY RIGHTS

During 1999, the Company purchased proprietary rights from a related company, Consumer Data Solutions Corp. ("CDS"), which has the same majority shareholder as ETELCHARGE.COM, INC., for $116,500 payable under a repayment agreement which required monthly payments ranging from $7,500 to $8,500 through January 2001. The repayment agreement is unsecured and does not bear interest. In addition, the agreement requires the Company to pay CDS for a period of 99 years, 3% of any and all income, less customary and normal business expenses associated with the usage of proprietary rights (which equates to net income of the Company) beginning January 1, 2001.

As these rights were purchased from a related entity, the asset was recorded by the Company at the book value of CDS. Accordingly, the asset was recorded at $63,000 with the difference between the recorded cost and the payable to related party being reflected as a contra to additional paid-in capital. Amounts payable to CDS totaled $0 and $4,000 at December 31, 2001 and 2000, respectively.


NOTE E - STOCKHOLDERS' EQUITY (DEFICIT)

During 2001 and 2000, the Company raised $262,277 and $506,470, respectively, in cash proceeds through private placement offerings. The Company also issued 603,626 and 21,050 shares of common stock at fair value for services rendered in 2001 and 2000, respectively, as well as 350,000 shares of common stock under an agreement for consulting related to the private placement offerings. Upon inception, the Company issued 7,776,645 shares of common stock (7,712,970 original shares of common stock plus an adjustment of 63,675 shares of common stock) to its President and Chief Executive Officer in exchange for services.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE F - INCOME TAXES

Deferred tax assets and liabilities at December 31, 2001 and 2000, consist of the following:

                                                   2001            2000
                                               -------------    ------------

   Current deferred tax asset                  $          --    $         --
   Non-current deferred tax asset                    264,781         128,468
   Valuation allowance                              (264,781)       (128,468)
                                               -------------    ------------
                                               $          --    $         --
                                               =============    ============

The non-current deferred tax asset results from capitalized proprietary rights, which are amortized for income tax purposes using a different life than for financial reporting purposes and the net operating loss carryforward of approximately $752,000 at December 31, 2001, which begins to expire in 2015. A valuation allowance has been recorded to offset all of the net deferred tax assets due to the uncertainty of generating future taxable income.

The Company's income tax expense (benefit) for the years ended December 31, 2001 and 2000, differed from the statutory federal rate of 34 percent as follows:

                                                                       2001             2000
                                                                   -------------    ------------

   Statutory rate applied to loss before income taxes              $    (490,220)   $   (341,600)
   Items not deductible for income tax purposes                          353,907         214,887
   Increase in valuation allowance                                       136,313         126,713
                                                                   -------------    ------------
   Income tax expense (benefit)                                    $          --    $         --
                                                                   =============    ============


NOTE G - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2001 and 2000, consists of the following:

                                                              2001            2000
                                                         -------------    --------------

   Office equipment                                      $      30,208    $       29,958
   Furniture and fixtures                                       14,917             9,673
                                                         -------------    --------------
                                                                45,125            39,631
   Less accumulated depreciation                               (17,111)           (4,806)
                                                         -------------    --------------
                                                         $      28,014    $       34,825
                                                         =============    ==============

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE H - COMMITMENTS AND CONTINGENCIES

Effective December 28, 1999 the Company entered into a five-year employment contract with its CEO, which requires the Company to issue 200,000 shares of common stock as compensation over the term of the contract. In the event of termination, the stock issuance will be prorated based on the portion of the five-year term served. The Company has accrued $53,300 and $39,633 of compensation at December 31, 2001 and 2000, respectively, which represents the fair value of the portion of shares earned and not yet issued at December 31, 2001 and 2000, respectively. As of December 31, 2001, 40,000 shares of stock have been issued under this agreement.

Effective December 28, 1999, the Company entered into a two-year employment contract with an employee which requires the Company to issue 50,000 shares of common stock as compensation over the term of the contract. The Company has accrued $33,366 and $24,771 of compensation at December 31, 2001 and 2000, respectively, which represents the fair value of the portion of shares earned and not yet issued at December 31, 2001 and 2000, respectively. As of December 31, 2001, 25,000 shares of stock have been issued under this agreement.

Effective December 28, 1999 the Company entered into a one-year employment contract with an employee, which requires the Company to issue 10,000 shares of common stock as compensation over the term of the contract. The Company had accrued $9,909 of compensation expense at December 31, 2000, which represented the fair value of the portion of shares earned at December 31, 2000. These shares were issued during the year ended December 31, 2001.

The Company has a business relationship (affinity program) with a charitable organization that requires the Company to contribute $.05 per revenue generating transaction to the charity up to $250,000 per year.

At December 31, 2001, future minimum commitments under non-cancelable operating leases are as follows:

            Years ending
            December 31,
            ------------
                2002                      $     12,000
                2003                             7,000
                                          ------------
                                          $     19,000
                                          ============

Rent expense totaled approximately $12,000 and $5,000 for the years ended December 31, 2001 and 2000, respectively.


NOTE I - PAYROLL TAX OBLIGATION

The Company has not remitted a portion of its Federal and State employer and employee payroll taxes for the year ended December 31, 2001. The Company has determined this obligation to be the actual amounts of the tax withheld from the employees and the employer portion of the Social Security Federal Tax obligation in addition to a 25% penalty and interest accrual. The total obligation associated with these delinquent amounts at December 31, 2001 is $59,526 and has been reflected in the accompanying financial statements as Payroll Tax Obligation.

                              ETELCHARGE.COM, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

NOTE J - NOTE PAYABLE TO SHAREHOLDER

At December 31, 2001, the Company has an uncollateralized note payable to a shareholder in the amount of $37,000 with interest only payments due monthly at 12.25% with no specified maturity date. This obligation is classified as a long-term liability based on the Company's and the note holder's intent.


NOTE K - STOCK OPTIONS

Under the terms of a stock option agreement effective August 1, 2001, the Company granted options to a consulting firm to purchase 2,300,000 shares of common stock. 1,500,000 options have an exercise price of $2.00 per share and 800,000 options have an exercise price of $2.50 per share. The options vest immediately upon approval by the Securities and Exchange Commission (SEC) of the Company's form SB-2, which is expected to occur in March or April of 2002, and expire one year after the approval of the form SB-2 by the SEC. The Company has estimated the fair value of this option grant using the Black-Scholes option-pricing model with the following assumptions:

   Dividend yield...........................................0%
   Expected volatility......................................0%
   Risk-free interest rate..................................5%
   Expected life........................................1 year

On the grant date, the exercise price of these options exceeded the fair value calculated under the Black-Scholes model and thus, no consulting expense has been recorded associated with this stock option grant.

A summary of these options as of December 31, 2001 and changes during the year ended December 31, 2001 are as follows:

                                                       Weighted
                                                        Average
                                                        Exercise            Range of
                                         Options          Price           Exercise Price
                                       ----------     -----------      ------------------
Outstanding at January 1, 2001                 --           --          n/a          n/a

Granted                                 2,300,000         2.17         2.00         2.50
                                       ----------
Outstanding at December 31, 2001        2,300,000         2.17         2.00         2.50
                                       ==========


NOTE L - SUBSEQUENT EVENT

Effective January 7, 2002, the Company issued 398,350 shares of its common stock to an employee for services to be rendered in the first quarter of 2002. These services, valued at $595,525, (the value is based upon the most recent cash price received by the Company for its shares) will be charged to operations during the first quarter of 2002.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Six of our Articles of Incorporation provides as follows:

         "Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300."

         Section 8 of our Bylaws provides as follows:

         "8.1 Indemnification: Third-Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, ad with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         8.2 Indemnification: Corporate Actions. The corporation shall indemnify any persons who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper."

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)


SEC Registration Fees..........................................................    $     1,691
Blue Sky Filing Fees...........................................................    $     5,000
Blue Sky Legal Fees............................................................    $     5,000
Printing Expenses..............................................................    $     5,000
Legal Fees.....................................................................    $    50,000
Accounting Fees................................................................    $    10,000
Transfer Agent Fees............................................................    $     2,000
Miscellaneous Expenses.........................................................    $    11,309
                                                                                   -----------
Total..........................................................................    $    90,000
                                                                                   ===========


----------

(1)      All expenses, except the SEC and NASD registration fees, are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         We were organized in June 1999. Since inception, we sold the following securities which were not registered under the Securities Act, as amended:


  DATE OF                                                        NUMBER OF                              PURCHASE
 PURCHASE           NAME OF STOCKHOLDER                      SHARES PURCHASED                             PRICE
 --------           -------------------                      ----------------                           --------
06/07/99            Carl Sherman                                7,712,970                    Services as founder
                                                                                             valued at          $   23,154
06/07/99            Raymond Christopher                           400,000                                       $   10,000
06/07/99            Laura Holmes                                   13,330                    Services as founder
                                                                                             valued at          $       40
12/17/99            Raymond Christopher                            40,000                                       $   10,000
12/17/99            James May                                     600,000                                       $   30,000
03/01/00            Raymond Christopher                            20,000                                       $   10,000
03/14/00            James May                                      40,000                                       $    2,000
03/14/00            Brian Smith                                    10,000                                       $    2,500
03/14/00            Dannie H. Hamilton                             36,667                                       $    5,500
03/14/00            George E. Harris - Annette Harris             200,000                                       $   10,000
04/18/00            Payam Shaheedy                                  5,000                                       $    2,500
04/18/00            William E. Yates                                5,000                                       $    2,500
04/18/00            Raymond Christopher                             2,000                                       $    9,000
04/18/00            James May                                     200,000                                       $   10,000
04/18/00            Tommie Coleman                                 20,000                                       $   10,000
04/18/00            Randolph Bolling                              120,000                                       $   30,000
06/11/00            Floyd L. Smith                                 30,000                                       $   45,000
06/30/00            Mark Anderson                                  10,000                                       $   15,000
06/30/00            Reginald Schleider                             10,000                                       $   15,000
06/30/00            Ronald H. Schleider                            10,000                                       $   15,000
06/30/00            Ronald Schleider, Jr.                          10,000                                       $   15,000
06/30/00            Rick Schleider                                 40,000                                       $   60,000
06/30/00            Mehlyn Lowe                                     5,000                                       $    7,500
06/30/00            John Webb                                      20,000                                       $   30,000
06/30/00            Michael D. Flax                                70,000                                       $  105,000
06/30/00            Steve Albrition                                20,000                                       $   30,000
07/07/00            Curtis Garrett                                 10,000                                       $   15,000
07/15/00            Gerard Marroquin                               10,000                                       $   15,000
07/27/00            Mark Anderson                                  10,000                                       $   15,000
07/27/00            Paul Demisa                                     5,000                                       $    7,500
08/08/00            Ashley Inc.                                     5,000                                       $    7,500
08/30/00            Pat Houston Guess                              10,000                                       $   15,000
09/19/00            Donald Freeseman                                5,000                                       $    7,500
09/19/00            Edward Lee Graves                              10,000                                       $   15,000
09/27/00            Chris Macklatcher                              10,000                                       $   15,000
12/10/00            Darwin German II(1)                             3,250                    Services valued at $    4,875
12/10/00            Darwin German Sr.(1)                            3,250                    Services valued at $    4,875
12/10/00            Gary Clayton(2)                               125,000                    Services valued at $  187,500
12/10/00            Jeffrey Scott Covington                        14,550                    Commercial photography
                                                                                             services valued at $   21,825
12/10/00            Mark Whitver(3)                               225,000                    Services valued at $  337,500
01/02/01            Chris Macklatcher                               5,000                                       $    7,500
02/01/01            Glenn Skinner                                   1,000                                       $      500
02/01/01            Raymond D. Christopher                          3,000                                       $    1,500
02/01/01            Roosevelt L. White                             14,000                                       $    7,000
02/01/01            Floyd L. Smith                                 30,000                                       $   15,000
02/14/01            Akin, Gump, Strauss, Harper & Feld LLP        305,426                    Legal services
                                                                                             valued at          $  152,713
02/22/01            Avery Hicks(2)                                 10,000                    Services valued at $    5,000
02/22/01            Mark Whitver(3)                               105,000                    Services valued at $   52,500
02/22/01            Robbie Schleider(3)                            20,000                    Services valued at $   10,000
02/22/01            Rogaro Company, Inc.                           15,000                    Business consulting
                                                                                             services valued at $    7,500
03/14/01            Michael Blazek                                  5,000                                       $    7,500
03/14/01            Stacy L. Woodall                               10,000                                       $   15,000
04/01/01            Shanna Buckley                                  9,834                                       $   14,751


  DATE OF                                                        NUMBER OF                              PURCHASE
 PURCHASE           NAME OF STOCKHOLDER                      SHARES PURCHASED                             PRICE
 --------           -------------------                      ----------------                           --------
04/24/01            Floyd L. Smith                                 10,000                                       $   15,000
05/20/01            Gilbert and Requelle M. Mincey                  5,000                                       $    7,500
05/20/01            Bagley Benson, Jr.                              5,667                                       $    8,500
05/25/01            Pat Houston Guess                              10,000                                       $   15,000
06/06/01            Bill Driscoll(3)                               25,000                    Services valued at $   37,500
06/12/01            Teresa A. Grimley                               5,000                    Administrative and bookkeeping
                                                                                             services valued at $    7,500
06/18/01            Christian Deliverance Fellowship                5,000                                       $    7,500
06/18/01            Naomi Ruth Bolden                               5,000                                       $    7,500
06/18/01            Jean L. Hyatt                                  10,000                                       $   15,000
07/13/01            Gerald Hyatt                                    5,000                                       $   10,000
08/01/01            Roger Wagner                                  175,000                    Business consulting services
                                                                                             valued at          $  262,500
08/01/01            Rodney Wagner                                 175,000                    Business consulting services
                                                                                             valued at          $  262,500
08/31/01            Patricia Houston-Guess                         10,000                                       $   15,000
09/10/01            Carl O. Sherman                                40,000                    Employment services
                                                                                             valued at          $   40,129
09/10/01            William Widman(4)                              25,000                    Services valued at $   25,266
09/10/01            Michelle Sherman                               10,000                    Employment services
                                                                                             valued at          $    8,918
09/11/01            Cathy Roth                                     40,000                    Business consulting services
                                                                                             valued at          $   60,000
09/20/01            Stacy L. Woodall                               20,000                                       $   30,000
09/21/01            Gerald Hyatt                                    5,000                                       $   10,000
11/21/01            Dexter Johnson                                  3,200                    Property and equipment
                                                                                             valued at          $    4,800
11/21/01            Martha Reynolds                                 5,000                                       $    7,500
11/21/01            Steve Reynolds                                  9,785                                       $   12,525
12/03/01            Glenn Skinner                                   3,333                                       $    5,000
01/07/02            Robert Penn(5)                                398,350                    For services to an employee
                                                                                             valued at          $  597,525
01/30/02            Corma Covington                                 4,000                                       $    6,000
02/01/02            Stacy Woodall                                  16,666                                       $   25,000


(1) The Germans received shares in exchange for renaming their office building, in which we occupy a floor, the "etelcharge.com" building.

(2) Received shares to assist us in marketing to Web merchant customers.

(3) Received shares to assist us in structuring and introducing us to strategic partners who can in turn assist us in our Web merchant marketing efforts.

(4) For acting as our Chief Financial Officer.


(5) Received shares for developing computer code which we use to significantly shorten the time necessary for us to integrate our merchants into our billing system.


         In August 2001 we issued options to purchase 1,150,000 shares each to Roger Wagner and Rodney Wagner in exchange for consulting services to us, in the nature of assisting us in developing a marketing plan for attracting resellers and Web merchants, providing general business advice to us and introducing us to potential strategic partners.

         With respect to the above securities issuances, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated thereunder.


         No advertising or general solicitation was employed in offering the securities. The securities were issued to a limited number of persons, less than 35 of whom were not "Accredited Investors" as that team is Rule 501. All of these persons were capable of analyzing the merits and risks of their investment, acknowledged in writing that they were acquiring the securities for investment and not with a view toward distribution or resale, and understood the speculative nature of their investment. All common stock issued contained a restrictive legend prohibiting transfer of the shares except in accordance with federal securities laws.

ITEM 27. EXHIBIT INDEX.



      EXHIBIT NO.                              TITLE
      -----------                              -----
           3.01     Articles of Incorporation of the Registrant (1)(2)

           3.02     Bylaws of the Registrant (1)(2)

           5.01     Opinion of Gary A. Agron regarding legality (1)

           5.02     Opinion of Gary A. Agron regarding legality (1)

          10.01     Agreements with AT&T (1)

          10.02     Office Lease (1)

          10.03     Assignment from Consumer Data Solutions Corp. (1)

          10.04     Employment Agreement with Carl Sherman (3)

          10.05     Employment Agreement with Michelle Sherman (3)

          23.01     Consent of Gary A. Agron (see 5.01 above) (1)

          23.02     Consent of King Griffin & Adamson P.C. (1)

          23.03     Consent of King Griffin & Adamson P.C. (1)

          23.04     Consent of King Griffin & Adamson P.C. (1)

          23.05     Consent of King Griffin & Adamson P.C. (1)

          23.06     Consent of King Griffin & Adamson P.C. (1)

          23.07     Consent of King Griffin & Adamson P.C.



(1) Previously Filed.

(2) Incorporated by reference to the Registration Statement on Form 10SB, filed on April 27, 2000.

(3) Previously designated as Exhibits 10.4 and 10.5, respectively.

ITEM 28. UNDERTAKINGS.

         The Registrant hereby undertakes:

         (a) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) That subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

         (c) That any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

         (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (e) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in DeSoto, Texas, on April 11, 2002.


                                                    ETELCHARGE.COM, INC.

                                                    By: /s/ CARL O. SHERMAN
                                                        ------------------------
                                                    Carl O. Sherman,
                                                    Chief Executive Officer


         Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed below by the following persons on April 11, 2002.




            SIGNATURE                                      TITLE
            ---------                                      -----

/s/ CARL O. SHERMAN                    Chief Executive Officer and Director
-----------------------------------
Carl O. Sherman

/s/ MICHELLE R. SHERMAN                Secretary and Director
-----------------------------------
Michelle R. Sherman

/s/ WILLIAM L. WIDMAN                  Chief Financial Officer (Principal Accounting
-----------------------------------    Officer)
William L. Widman

/s/ MARVIN PARISH                      Director
-----------------------------------
Marvin Parish

--------------------------------------------------------------------------------
                                  EXHIBIT INDEX




EXHIBIT
NUMBER             DESCRIPTION
------             -----------
3.01               Articles of Incorporation of the Registrant (1)(2)

3.02               Bylaws of the Registrant (1)(2)

5.01               Opinion of Gary A. Agron regarding legality (1)

5.02               Opinion of Gary A. Agron regarding legality (1)

10.01              Agreements with AT&T (1)

10.02              Office Lease (1)

10.03              Assignment from Consumer Data Solutions Corp. (1)

10.04              Employment Agreement with Carl Sherman (3)

10.05              Employment Agreement with Michelle Sherman (3)

23.01              Consent of Gary A. Agron (see 5.01 above) (1)

23.02              Consent of King Griffin & Adamson P.C. (1)

23.03              Consent of King Griffin & Adamson P.C. (1)

23.04              Consent of King Griffin & Adamson P.C. (1)

23.05              Consent of King Griffin & Adamson P.C. (1)

23.06              Consent of King Griffin & Adamson P.C. (1)

23.07              Consent of King Griffin & Adamson P.C.




(1) Previously Filed.

(2) Incorporated by reference to the Registrant's Registration Statement on Form 10SB, filed on April 27, 2000.

(3) Previously designated as Exhibits 10.4 and 10.5, respectively.